AMENDMENT NO. 5 TO CREDIT AGREEMENT

             AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 31, 2001, by and among HAUSER, INC., a Delaware corporation (the “Company”), HAUSER TECHNICAL SERVICES, INC., a Delaware corporation (“Technical”), BOTANICALS INTERNATIONAL EXTRACTS, INC., a Delaware corporation, ZETAPHARM, INC., a New York corporation, and WILCOX NATURAL PRODUCTS, INC., a Delaware corporation (collectively, the “Borrowers”), and WELLS FARGO BANK, N.A. (the “Lender”).

RECITALS

                           WHEREAS, the Borrowers are currently indebted to the Lender pursuant to the terms and conditions of that certain Credit Agreement dated as of June 11, 1999, as heretofore amended (the “Current Agreement”; and as amended hereby, the “Agreement”); and

                           WHEREAS, the aggregate amount of Revolving Loans presently outstanding under the Current Agreement exceeds the aggregate Borrowing Base thereunder;

                           WHEREAS, the Lender and the Borrowers have agreed to certain changes in the terms and conditions set forth in the Agreement and have agreed to amend the Agreement to reflect said changes.

                           NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement shall be amended as follows:

             A.         Amendments.

                           1.          In Section 1.01 of the Agreement, the defined term "Borrowing Base" is amended by replacing the term "$4,000,000" appearing in the provision at the end of the definition, with the term "$4,800,000."

             B.          Conditions.  This Amendment shall not become effective until the date on which pursuant to the provisions of Section 8.03 of the Agreement, the Borrowers shall have paid, or reimbursed the Lender for, all of the Lender’s costs and expenses (including the fees and disbursements of outside counsel and allocated in-house counsel) in connection with, or related to, the negotiating and execution and effectiveness of this Agreement.

             C.          General.  Except as specifically provided herein, all terms and conditions of the Agreement and, as applicable, prior amendments thereto, remain in full force and effect, without waiver or modification.  All terms defined in the Agreement shall have the same meaning when used in this Amendment.  This Amendment shall be effective upon delivery by the Lender to the Company of an executed counterpart original or facsimile copy.

                          The Borrowers hereby remake all representations and warranties contained in the Agreement and reaffirm all covenants set forth therein.  The Borrowers further certify that as of the date of this Amendment, giving effect to the provisions hereof, there exists no Event of Default as defined in the Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

[INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first written above.

HAUSER, INC.	WELLS FARGO BANK, N.A.

By: /S/ KENNETH CLEVELAND	By: /S/ ART BROKX
Name: Kenneth Cleveland	Name: Art Brokx
Title: Chief Executive Officer	Title: Vice President

BOTANICALS INTERNATIONALEXTRACTS, INC.	ZETAPHARM, INC.

By: /S/ KENNETH CLEVELAND	By: /S/ KENNETH CLEVELAND
Name: Kenneth Cleveland	Name: Kenneth Cleveland
Title: Chief Executive Officer	Title: Chief Executive Officer

WILCOX NATURAL PRODUCTS, INC.	HAUSER TECHNICAL SERVICES, INC.

By: /S/ KENNETH CLEVELAND	By: /S/ KENNETH CLEVELAND
Name: Kenneth Cleveland	Name: Kenneth Cleveland
Title: Chief Executive Officer	Title: Chief Executive Officer